Contact:
Brian Campbell, Investor Relations
201.748.6874
brian.campbell@wiley.com

Wiley Reports First Quarter Fiscal 2019 Results

September 6, 2018 – John Wiley & Sons, Inc. (NYSE: JW-A and JW-B), a global research communications and education company, today announced results for the first quarter ended July 31, 2018.

➢
Reported results (GAAP): Revenue of $411 million (-$1 million vs. prior year), Operating Income of $36 million (+$24 million) and EPS of $0.45 (+$0.29 primarily due to restructuring charges in the prior year)

➢	Non-GAAP results (constant currency): Revenue (-1%), Adjusted Operating Income (-27%) and Adjusted EPS (-29%) due to investments in growth initiatives and technology

MANAGEMENT COMMENTARY
"First quarter performance was consistent with our expectations," said Brian Napack, Wiley's President and CEO.  "We saw positive underlying developments across our research and education businesses.  In research, we saw growth in article submissions, publication, and usage.  Our share of journal citations continued to rise, and our share of research article distribution for the industry continued to grow through our Atypon platform.  In education, our services business added two major university partners in the UK and extended a long-term US partnership in the quarter and another more recently, and we received strong customer response to our new WileyPLUS courseware platform. We also welcomed a new Chief Strategy Officer to the leadership team, continued to build out editorial and marketing footprints for China and India, and continued to develop important new partnerships and distribution models in both education and research."

FINANCIAL SUMMARY
Wiley provides non-GAAP financial measures and performance results such as "Adjusted EPS," "Adjusted Operating Income," "Adjusted CTP," "Free Cash Flow less Product Development Spending," and results on a Constant Currency basis to assess underlying business performance and trends.  Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, provide for a more comparable basis to analyze operating results and earnings.  See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information accompanying this press release.

GAAP Measures Unaudited ($millions except for EPS)	Q1 2019	Q1 2018	Change		Change Constant Currency
Revenue	$410.9	$411.4		(0.1%)	(0.7%)
Operating Income	$36.1	$12.6	$	+23.5
Diluted EPS	$0.45	$0.16	$	+0.29
Non-GAAP Measures	Q1 2019	Q1 2018			Change Constant Currency
Adjusted Operating Income	$30.1	$41.9			(27%)
Adjusted EPS	$0.43	$0.59			(29%)

Wiley recorded foreign currency variances in the quarter of $2.4 million favorable in revenue, $0.5 million unfavorable in operating income , and $0.01 favorable in EPS.

•
Revenue reflected steady momentum in Research (+1% reported, 0% constant currency) and growth in Solutions (+8% reported, +7% constant currency), offset by a decline in Publishing (-5% reported and constant currency).

o	Research segment results were driven by continued double-digit growth in Open Access (+22%), which offset a modest decline in Journal Subscriptions mainly due to timing of publications.
o	Publishing segment performance reflected growth in STM and Professional Publishing (+3%) offset by a decline in Education Publishing (-16%).
o	Solutions segment growth included higher revenue in Education Services (+11%), Professional Assessment (+6%) and Corporate Learning (+2%).
•
GAAP Operating Income increase reflected the timing of restructuring charges and credits, with a $6.1 million restructuring credit this period and a $25.7 million restructuring charge in the prior year period.  Adjusted Operating Income declined mainly due to investment in growth initiatives and technology.

o
Research CTP declined 6% on a reported basis and 13% on an adjusted basis at constant currency.  Performance reflected investments in editorial and marketing resources to support increased journal publishing, and to a lesser extent, higher investment in technology.

o	Publishing CTP increased substantially on a reported basis due to the timing of restructuring credits and charges, but declined 16% on an adjusted basis at constant currency due to lower revenue.
o
Solutions CTP grew to $3.2 million on a reported basis from a loss of $2.0 million in the prior year. On an adjusted basis at constant currency, Solutions CTP grew to $3.0 million from $0.8 million due to higher revenue.

o
Corporate Expenses decreased 25% on a reported basis due to the timing of restructuring credits and charges, but increased 6% on an adjusted basis at constant currency primarily due to professional fees associated with strategic planning.

•
GAAP EPS growth reflected higher reported operating income and lower foreign exchange losses, which offset a higher effective tax rate.  Adjusted EPS decline was primarily due to lower adjusted operating income.

•
Net Cash Used in Operating Activities was $149.5 million compared to a net use of $81.2 million in the prior year period, primarily due to timing swings in working capital.  Free Cash Flow less Product Development Spending was a use of $169.5 million compared to a use of $117.2 million in prior year primarily attributable to higher cash used in operating activities.  Cash flow from operations is seasonally a use of cash in the first half of Wiley's fiscal year principally due to the timing of collections for annual journal subscriptions.  Capital expenditures, including Technology, Property, and Equipment and Product development spending, declined $16.0 million to $20.0 million due to the completion of Wiley's headquarter renovations, an ERP release for journal subscriptions, and reporting changes from the adoption of ASC 606.

•
Shareholder Return: In June, Wiley raised its annual dividend for the 25th consecutive year to $0.33 per quarter (+3%).  For the quarter, the Company utilized $19 million of cash for dividends and approximately $8 million for share repurchases with an average per share cost of $63.48.

FISCAL YEAR 2019 OUTLOOK
The Company reaffirms its fiscal 2019 guidance.

Metric ($M, except EPS)	FY18 Actual	FY19 Expectation Constant Currency
Revenue	$1,796.1	Even with prior year
Adjusted EPS	$3.43	Mid-single digit decline
Cash Provided by Operating Activities	$381.8	High-single digit decline
Capital Expenditures	$150.7	Lower

•	Wiley anticipates low-single digit Revenue growth in Research and Solutions offset by a low-single digit Revenue decline in Publishing.
•	Adjusted EPS is expected to decline primarily due to increased investment in revenue growth initiatives, particularly in Research and Education Services.
•
Cash Provided by Operating Activities reflects the impact of growth investments and substantially lower gains in working capital.  In addition, implementation of ASC 606 will move approximately $10 million of spending from Capital Expenditures to Cash from Operating Activities.

•
Capital Expenditures expected to decline modestly with the completion of the Company's headquarters transformation.  Increased investment is expected in areas of product development and business optimization.  Implementation of ASC 606 will move approximately $10 million of spending from Capital Expenditures to Cash from Operating Activities.

•	Effective tax rate for the year is expected to be approximately 23-24%.

EARNINGS CONFERENCE CALL
Scheduled for today, September 6 at 10:00 a.m. (ET).  Access the webcast on Wiley.com, at  https://www.wiley.com/en-us/investors.  U.S. callers, please dial 888-394-8218 and enter the participant code 9097434#.  International callers, please dial (323) 701-0225 and enter the participant code 9097434#.

ABOUT WILEY
Wiley, a global research and education company, helps people and organizations develop the skills and knowledge they need to succeed. Our online scientific, technical, medical, and scholarly journals, combined with our digital learning, assessment and certification solutions help universities, academic societies, businesses, governments and individuals increase the academic and professional impact of their work. For more than 200 years, we have delivered consistent performance to our stakeholders. The Company's website can be accessed at www.wiley.com.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's Fiscal Year 2019 Outlook, operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)(3)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	July 31,
	2018	2017 (4)
Revenue	$410,901	$411,444
Costs and expenses:
Cost of sales	114,391	114,788
Operating and administrative expenses (4)	253,773	245,738
Restructuring and related (credits) charges	(6,086)	25,729
Amortization of intangibles	12,683	12,619
Total Costs and Expenses	374,761	398,874

Operating Income	36,140	12,570
As a % of revenue	8.8%	3.1%

Interest expense	(2,796)	(3,273)
Foreign exchange transaction losses	(1,729)	(5,136)
Interest and other income (4)	2,466	1,935
Income Before Taxes	34,081	6,096

Provision (benefit) for income taxes	7,786	(3,140)
Effective tax rate	22.8%	-51.5%
Net Income	$26,295	$9,236
As a % of revenue	6.4%	2.2%

Weighted-Average Shares - Diluted	58,114	57,709

Earnings per share - Diluted	$0.45	$0.16

(1) The supplementary information included in this press release for the three months ended July 31, 2018 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.
(3) On May 1, 2018, we adopted the U.S. accounting standard regarding revenue recognition ("Topic 606," or "ASC 606"). The adoption of Topic 606 did not have a material impact to our consolidated results of operations. Refer to our upcoming Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2018 for further details.

(4) Due to the retrospective adoption of ASU 2017-07, total net benefits of $1.9 million related to defined benefit and other post-employment benefit plans were reclassified from operating and administrative expenses to interest and other income for the three months ended July 31, 2017. Total net benefits were $2.4 million for the three months ended July 31, 2018.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF GAAP EPS to NON-GAAP ADJUSTED EPS - DILUTED
(unaudited)

	Three Months Ended
	July 31,
	2018	2017
GAAP Earnings Per Share - Diluted	$0.45	$0.16
Adjustments:
Restructuring and related (credits) charges (A)	(0.08)	0.35
Foreign exchange losses on intercompany transactions (B)	0.05	0.08
Non-GAAP Adjusted Earnings Per Share - Diluted	$0.43	$0.59

Notes
(A) Adjusted results exclude restructuring and related (credits) charges associated with the Company's Restructuring and Reinvestment Program. For the three months ended July 31, 2018, there were credits of $6.1 million, or $(0.08) per share. For the three months ended July 31, 2017, there were charges of $29.3 million, or $0.35 per share.

(B) Adjusted results exclude foreign exchange losses associated with intercompany transactions. For the three months ended July 31, 2018, there were losses of $4.0 million, or $0.05 per share. For the three months ended July 31, 2017, there were losses of $6.0 million, or $0.08 per share.

(1) See Explanation of Usage of Non-GAAP performance measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months ended July 31, 2018 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)

	Three Months Ended July 31,		% Change
	2018	2017 (2)	Reported	Constant Currency
Research:
Revenue
Journal Subscriptions	$165,958	$168,325	-1%	-2%
Open Access	10,943	8,803	24%	22%
Licensing, Reprints, Backfiles, and Other	39,488	38,230	3%	2%
Total Journal Revenue	216,389	215,358	0%	0%
Publishing Technology Services (Atypon)	8,603	8,269	4%	4%
Total Revenue	$224,992	$223,627	1%	0%

Contribution to Profit (2)	$57,126	$60,462	-6%	-5%
Adjustments:
Restructuring (credits) charges	(980)	4,836
Non-GAAP Adjusted Contribution to Profit	$56,146	$65,298	-14%	-13%

Publishing:
Revenue
STM and Professional Publishing	$66,064	$63,600	4%	3%
Education Publishing	38,231	45,736	-16%	-16%
Course Workflow (WileyPLUS)	778	1,210	-36%	-35%
Test Preparation and Certification	11,406	11,490	-1%	0%
Licensing, Distribution, Advertising and Other	8,442	9,242	-9%	-10%
Total Revenue	$124,921	$131,278	-5%	-5%

Contribution to Profit (2)	$13,720	$4,470	#	#
Adjustments:
Restructuring (credits) charges	(668)	7,254
Publishing brand impairment charge	-	3,600
Non-GAAP Adjusted Contribution to Profit	$13,052	$15,324	-15%	-16%

Solutions:
Revenue
Education Services (OPM)	$29,160	$26,337	11%	11%
Professional Assessment	15,799	14,887	6%	6%
Corporate Learning	16,029	15,315	5%	2%
Total Revenue	$60,988	$56,539	8%	7%

Contribution to Profit	$3,224	$(1,968)	#	#
Adjustments:
Restructuring (credits) charges	$(257)	$2,795
Non-GAAP Adjusted Contribution to Profit	$2,967	$827	#	#

Corporate Expenses (2):	$(37,930)	$(50,394)	-25%	-25%
Adjustments:
Restructuring (credits) charges	(4,181)	10,844
Non-GAAP Adjusted Corporate Expenses	$(42,111)	$(39,550)	6%	6%

Total Consolidated Revenue	$410,901	$411,444	0%	-1%

Consolidated Operating Income (2)	$36,140	$12,570	#	#
Adjustments:
Restructuring (credits) charges	(6,086)	25,729
Publishing brand impairment charge	-	3,600
Non-GAAP Adjusted Operating Income	$30,054	$41,899	-28%	-27%
As a % of revenue	7.3%	10.2%

(1) The supplementary information included in this press release for the three months ended July 31, 2018 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Due to the retrospective adoption of ASU 2017-07, total net benefits of $1.9 million related to defined benefit and other post-employment benefit plans were reclassified from Operating and Administrative Expenses to Interest and Other Income. The impact of the reclassification on Contribution to Profit by segment for the three months ended July 31, 2017 was $1.0 million in Research, $0.5 million in Publishing, and $0.4 million in Corporate Expenses.

# Not meaningful

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	July 31,	April 30,
	2018	2018
Current Assets
Cash and cash equivalents	$113,108	$169,773
Accounts receivable, net (2)	272,143	212,377
Inventories, net	36,572	39,489
Prepaid expenses and other current assets	66,481	58,332
Total Current Assets	488,304	479,971
Product Development Assets	69,101	78,814
Royalty Advances, net	25,382	37,058
Technology, Property and Equipment, net	288,124	289,934
Intangible Assets, net	811,158	848,071
Goodwill	997,089	1,019,801
Other Non-Current Assets	92,971	85,802
Total Assets	$2,772,129	$2,839,451

Current Liabilities
Accounts payable	$43,832	$90,097
Accrued royalties	78,205	73,007
Contract liability (Deferred revenue) (2)	392,309	486,353
Accrued employment costs	55,287	116,179
Accrued income taxes	13,140	13,927
Other accrued liabilities	92,734	94,748
Total Current Liabilities	675,507	874,311
Long-Term Debt	507,485	360,000
Accrued Pension Liabilities	177,079	190,301
Deferred Income Tax Liabilities	141,090	143,518
Other Long-Term Liabilities	96,960	80,764
Total Liabilities	1,598,121	1,648,894
Shareholders' Equity	1,174,008	1,190,557
Total Liabilities and Shareholders' Equity	$2,772,129	$2,839,451

(1) The supplementary information included in this press release for July 31, 2018 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) On May 1, 2018, we adopted Topic 606. The impact to the Condensed Consolidated Statements of Financial Position was not material by line item, except for the amount related to the discontinuance of netting down the accounts receivable and contract liability (deferred revenue) of $59.5 million as previously disclosed in our Fiscal Year 2018 Annual Report on Form 10-K. In addition, upon adoption we reclassified the sales return reserve to contract liability from accounts receivable of $28.3 million. As of July 31, 2018, the amount that would have been netted down from accounts receivable and deferred revenue prior to the adoption of Topic 606 would have been $17.6 million and the sales return reserve amount would have been $28.2 million. Refer to our upcoming Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2018 for further details.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)

		Three Months Ended
		July 31,
		2018	2017 (2)
Operating Activities:
Net income		$26,295	$9,236
Amortization of intangibles		12,683	12,619
Amortization of product development spending		10,216	9,644
Depreciation of technology, property, and equipment		18,060	18,540
Non-cash charges and credits		10,311	32,045
Net change in operating assets and liabilities		(227,090)	(163,283)
Net Cash Used In Operating Activities		(149,525)	(81,199)

Investing Activities:
Additions to technology, property, and equipment		(18,304)	(28,478)
Product development spending		(1,710)	(7,540)
Acquisitions of publication rights and other		(1,970)	(4,413)
Net Cash Used in Investing Activities		(21,984)	(40,431)

Financing Activities:
Net debt borrowings		147,754	185,964
Cash dividends		(19,043)	(18,382)
Purchase of treasury shares		(7,994)	(14,016)
Other		(1,510)	(8,378)
Net Cash Provided By Financing Activities		119,207	145,188

Effects of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash		(4,363)	2,671

Change in Cash, Cash Equivalents and Restricted Cash for Period		(56,665)	26,229

Cash, Cash Equivalents and Restricted Cash - Beginning		170,257	58,516
Cash, Cash Equivalents and Restricted Cash - Ending		$113,592	$84,745

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING

		Three Months Ended
		July 31,
		2018	2017
Net Cash Used In Operating Activities		$(149,525)	$(81,199)
Less:	Additions to technology, property, and equipment	(18,304)	(28,478)
Less:	Product development spending(3)	(1,710)	(7,540)
Free Cash Flow less Product Development Spending		$(169,539)	$(117,217)

See Explanation of Usage of Non-GAAP Measures included in this supplemental information.
(1) The supplementary information included in this press release for the three months ended July 31, 2018 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Due to the retrospective adoption of ASU 2016-18, we are now required to include restricted cash as part of the change in cash, cash equivalents and restricted cash. As a result, amounts which were previously classified as cash flows from operating activities have been reclassified as they are recognized in the total change in cash, cash equivalents and restricted cash. Restricted cash was $0.5 million as of July 31, 2018 and April 30, 2018 and is included in Prepaid and Other Current Assets.

(3) Due to the adoption of Topic 606, certain costs to fulfill contracts, which were previously included in product development spending are now included in cash flow from operating activities.

JOHN WILEY & SONS, INC.
Explanation of Usage of NON-GAAP Performance Measures

In this earnings release and supplemental information, management presents the following non-GAAP performance measures:
• Adjusted Earnings Per Share ("Adjusted EPS");
• Free Cash Flow less product development spending;
• Adjusted Operating Income and margin;
• Adjusted Contribution to Profit ("CTP") and margin; and
• Results on a constant currency basis.

Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well for internal reporting and forecasting purposes, when publicly providing its outlook, to evaluate the Company's performance and to evaluate and calculate incentive compensation. Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies, and should not be viewed as alternatives to measures of financial results under US GAAP.

The Company presents these non-GAAP performance measures in addition to GAAP financial results because it believes that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons across accounting periods. The use of these non-GAAP performance measures provides a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose. For example:

•        Adjusted EPS, Adjusted Operating Profit, Adjusted Contribution to Profit provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.

•        Free Cash Flow less product development spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common dividends and fund share repurchases and new acquisitions.

•        Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance before the impact of foreign currency (or at "constant currency"), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.

In addition, the Company has historically provided these or similar non-GAAP performance measures and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, and net income and comparing the Company's financial performance to that of its peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.